As filed with the Securities and Exchange Commission on July 13, 2007

Registration No. 33-47605

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMGEN INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-3540776
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Amgen Center Drive

Thousand Oaks, California 91320-1799

(Address of Principal Executive Offices including Zip Code)

RETIREMENT AND SAVINGS PLAN FOR AMGEN MANUFACTURING, LIMITED

(Full Title of the Plan)

David J. Scott, Esq. Senior Vice President, General Counsel and Secretary One Amgen Center Drive Thousand Oaks, California 91320-1799 (805) 447-1000	Copy to: Charles Ruck Regina Schlatter Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626 (714) 540-1235

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

EXPLANATORY NOTE TO

POST-EFFECTIVE AMENDMENT NO. 1

On each of August 15, 1995, February 26, 1999 and November 19, 1999, Amgen Inc. (the “Company”) effected a two-for-one stock split of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in the form of a 100% stock dividend (the “Stock Splits”). Pursuant to Rule 416(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the registrant hereby amends its Registration Statement on Form S-8 (Registration No. 33-47605), filed on May 4, 1992, to reflect that, as a result of the Stock Splits, the number of shares registered for issuance under the Retirement and Savings Plan for Amgen Manufacturing, Limited (as the successor plan to the Retirement and Savings Plan for Amgen Manufacturing, Inc.) (the “Plan”) increased from 20,000 to 160,000. Such Registration Statement is further amended to reflect that, in accordance with Rule 416(a) of the Securities Act, the number of shares registered shall include such additional shares that may be issued from time to time pursuant to such Plan as the result of any future stock split, stock dividend or similar adjustment of the Company’s outstanding Common Stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit	Description

23	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Amgen Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on this 13th day of July 2007.

AMGEN INC.

By:	/s/ Kevin W. Sharer
Kevin W. Sharer
Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin W. Sharer, Robert A. Bradway and David J. Scott, or any of them, his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments (including, without limitation, post-effective amendments) and supplements to this Registration Statement, and any related registration statements, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities on the dates indicated:

Signature	Title	Date

/s/ Kevin W. Sharer Kevin W. Sharer	Chairman of the Board, Chief Executive Officer and President, and Director (Principal Executive Officer)	July 13, 2007

/s/ Robert A. Bradway Robert A. Bradway	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 13, 2007

/s/ Michael A. Kelly Michael A. Kelly	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	July 13, 2007

/s/ David Baltimore David Baltimore	Director	July 13, 2007

/s/ Frank J. Biondi, Jr. Frank J. Biondi, Jr.	Director	July 13, 2007

/s/ Jerry D. Choate Jerry D. Choate	Director	July 13, 2007

/s/ Frederick W. Gluck Frederick W. Gluck	Director	July 13, 2007

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Signature	Title	Date

/s/ Frank C. Herringer Frank C. Herringer	Director	July 13, 2007

/s/ Gilbert S. Omenn Gilbert S. Omenn	Director	July 13, 2007

/s/ Judith C. Pelham Judith C. Pelham	Director	July 13, 2007

/s/ J. Paul Reason J. Paul Reason	Director	July 13, 2007

/s/ Leonard D. Schaeffer Leonard D. Schaeffer	Director	July 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee (or other persons who administer the Retirement and Savings Plan for Amgen Manufacturing, Limited) has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on this 13th day of July 2007.

RETIREMENT AND SAVINGS PLAN FOR AMGEN MANUFACTURING, LIMITED

By:	AMGEN MANUFACTURING, LIMITED Plan Administrator

By:	/s/ Robert A. Bradway
Robert A. Bradway, Chief Financial Officer

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INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION

23	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

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